                                                                                          Page 1 of 2

                                                 THE INTERPUBLIC GROUP OF COMPANIES, INC.
                                                     COMPUTATION OF EARNINGS PER SHARE
                                               (Dollars in Thousands Except Per Share Data)
                                                          Year Ended December 31
                                      1999          1998          1997          1996           1995
                                     ----------------------------------------------------------------
BASIC:

Net income                           $315,243      $333,593      $220,211      $228,914      $145,975
Weighted average number of
  common shares outstanding       292,066,936   288,830,671   277,870,558   278,293,933   272,378,306
Net income per share - Basic            $1.08         $1.15         $ .79         $ .82         $ .54

DILUTED:

Net income                           $315,243      $333,593      $220,211      $228,914      $145,975
After tax interest savings
  on assumed conversion of
  subordinated debentures(1)(2)            --            --         5,929         6,410            --
Add:  Dividends paid net of
  related income tax applicable
  to the Restricted Stock Plan            631           541           447           384           461
                                     ----------------------------------------------------------------

Net income, as adjusted              $315,874      $334,134      $226,587      $235,708      $146,436
                                     ================================================================


Weighted average number of
  common shares outstanding       292,066,936   288,830,671   277,870,558   278,293,933   272,378,306
Assumed conversion of

  subordinated debentures(1)(2)            --         5,320     8,020,582     8,933,004            --
Weighted average number of
  incremental shares in
  connection with assumed
  exercise of stock options         7,310,525     6,923,813     6,508,296     4,438,746     3,843,846
Weighted average number of
  incremental shares in
  connection with the
  Restricted Stock Plan             3,536,805     3,453,838     3,277,294     3,211,128     4,160,134
                                    -----------------------------------------------------------------

Total                             302,914,266   299,213,642   295,676,730   294,876,811   280,382,286

Diluted Earnings Per Share Data:
Net Income                              $1.04         $1.12         $ .77         $ .80         $ .52

All share data for prior periods have been adjusted the two-for-one stock split effective July 15, 1999.

-----------------
[FN]
(1) The computation of diluted EPS for 1999 excludes the assumed conversion of the 1.87% and 1.80% Convertible Subordinated Notes due 2006 and 2004, respectively, because they were antidilutive.

(2) The computation of diluted EPS for 1998 and 1997 excludes the assumed conversion of the 1.80% Convertible Subordinated Notes due 2004 because they were antidilutive. Similarly, the computation of diluted EPS for 1995 excludes the assumed conversion of the 3 3/4% Convertible Subordinated Debentures due 2002 as they were antidilutive.

                                                                      EXHIBIT 11
                                                                     Page 2 of 2

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
                  COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
                  (Dollars in Thousands Except Per Share Data)
                           Three Months Ended March 31

                                              2000              1999
                                          ------------------------------
BASIC:

Net income                                   $ 37,295           $ 48,712
Weighted average number of
  common shares outstanding               293,897,273        290,532,167
Net income per share - Basic                    $0.13              $0.17

DILUTED(1):

Net income                                   $ 37,295           $ 48,712
Add:  Dividends paid net of
  related income tax applicable
  to the Restricted Stock Plan                    162                143
                                          ------------------------------

Net income, as adjusted                      $ 37,457           $ 48,855
                                          ==============================


Weighted average number of
  common shares outstanding               293,897,273        290,532,167
Weighted average number of
  incremental shares in
  connection with assumed
  exercise of stock options                 7,198,974          7,722,973
Weighted average number of
  incremental shares in
  connection with the
  Restricted Stock Plan                     3,500,778          3,520,844
                                          ------------------------------

Total                                     304,597,025        301,775,984

Diluted Earnings Per Share Data:
Net Income                                      $0.12              $0.16

-----------------
[FN]
(1) The computation of diluted EPS for 2000 and 1999 exclude the assumed conversion of the 1.80% Convertible Subordinated Notes due 2004, and for 2000 excludes the assumed conversion of the 1.87% Convertible Subordinated Notes due 2006, because they were antidilutive.